UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2014

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35526	94-1517641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2350 Mission College Blvd, Suite 190, Santa Clara, CA 95054
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, Including Area Code
(408) 468-6722

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from those set forth in this report due to risks and uncertainties detailed in the risk factors included in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and in other filings with the Securities and Exchange Commission made by Neonode Inc. (“Neonode”). Except as required by law, Neonode undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 1.01.   Entry into a Material Definitive Agreement.

On May 9, 2014, Neonode entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited institutional accredited investor pursuant to which Neonode agreed to issue 2,500,000 shares of Neonode’s common stock at a price of $4.00 per share (the “Investor Shares”) and a warrant (the “Investor Warrant”) for an aggregate purchase price of $10,000,000 in gross proceeds.  Full exercise of the Investor Warrant will result in Neonode receiving an additional $10,000,000 in gross proceeds.  Closing of the investment transaction pursuant to the Purchase Agreement is expected to occur by May 15, 2014 and is subject to certain closing conditions described therein.

In connection with Purchase Agreement, Neonode also agreed to a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which Neonode expects to file a registration statement with the Securities and Exchange Commission relating to the offer and sale by the holder of the Investor Shares and the shares of common stock issuable upon exercise of the Investor Warrant (the “Investor Warrant Shares”).  Pursuant to the Registration Rights Agreement, Neonode is obligated to file the registration statement within 30 days of closing and to use best efforts to cause the registration statement to be declared effective within 90 days of closing.  Failure to meet those and related obligations, or failure to maintain the effective registration of the Investor Shares and Investor Warrant Shares will subject Neonode to payment for liquidated damages.

Under the terms of the Investor Warrant, the holder is entitled to exercise the Investor Warrant to purchase up to an aggregate of 1,964,636 shares of Neonode’s common stock at an exercise price of $5.09 per share for a period of 18 months from the issuance date.  The holder may exercise the Investor Warrant in whole or in part.   The terms of the Investor Warrant require that exercise may only be for cash and not a cashless basis unless, after a period of six months from closing, the Investor Warrant Shares are not subject to a registration statement or there has been a failure to main the effective registration of the Investor Shares by Neonode.  The exercise price of the Investor Warrant is subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions and certain “fundamental events” and “stock combination events” as provided for in the terms of the Investor Warrant.

Copies of the Purchase Agreement, the Registration Rights Agreement, and the form of Investor Warrant are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, and are incorporated herein by reference. The foregoing summaries of each of the transaction documents are qualified in their entirety by reference to such documents.

Item 3.02.    Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

In connection with the sale of the Investor Shares, Neonode has agreed to pay a fee to a placement agent of $600,000, and has further agreed to pay a fee to the placement agent of up to $600,000 in connection with exercise(s) of the Investor Warrant.  In addition, Neonode has agreed to issue to the placement agent a warrant, subject to the same terms as the Investor Warrant, to acquire 117,879 shares of Neonode common stock.  The placement agent’s warrant is not subject to the Registration Rights Agreement described above.

The Investor Shares, the Investor Warrant, the Investor Warrant Shares, and the placement agent’s warrants and shares of common stock underlying such warrants were offered and will be issued to the accredited institutional accredited investor and the placement agent pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended, in transactions not involving any public offering.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Investor Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: May 12, 2014	By:	/s/ David Brunton
Name: David Brunton
Title: Chief Financial Officer